 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 29, 2009

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75320
(Address of principal executive offices) (Zip Code)

214-666-6250
(Registrant's telephone number, including area code)

Copies to:
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of June 26, 2008, PNG Ventures, Inc. (“PNG”), New Earth LNG, LLC (“New ELNG”), an indirect wholly-owned subsidiary of EBOF and subsidiaries of New ELNG (collectively with PNG and New ELNG, the “Loan Parties”), entered into an Amended Credit Agreement (the “Credit Agreement”), with Fourth Third LLC as a lender and as agent for the other financial institutions party thereto (“Fourth Third”).

On January 29, 2009, PNG and Fourth Third entered into an amendment of the Credit Agreement, primarily for the purpose of deferring the interest payment that would have been payable January 1, 2009 and agreeing to certain amortization payments.  A copy of the amendment is attached hereto as an Exhibit and is filed herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of PNG has appointed Cem Hacioglu as PNG’s President and Chief Executive Officer, effective February 16, 2009.  Mr. Hacioglu will remain a director of PNG but has resigned his employment with Sandell Asset Management Corp., an affiliate of Castlerigg PNG Investments, LLC, effective February 15, 2009.   In connection with his appointment, PNG and Mr. Hacioglu entered into an Employment Agreement that provides for salary, an equity signing bonus, cash and equity performance bonuses, severance and customary provisions regarding termination and non-competition.  A copy of the Employment Agreement is filed herewith.

Since May 2005, Mr. Hacioglu has been co-portfolio manager of the Direct Investment Group of Sandell Asset Management Corp..  Prior to May 2005, Mr. Hacioglu worked as a Portfolio Manager at Millennium Partners where he helped manage Millennium’s direct investment portfolio.  Prior to joining Millennium Partners, Mr. Hacioglu was a Vice President at Fletcher Asset Management, an associate in the Private Equity Placements Group at Merrill Lynch and an analyst at the World Bank.  Mr. Hacioglu earned his B.S. Degree in Economics from the United States Military Academy, West Point, and his M.B.A. in Financial Management from the MIT Sloan School of Management.

Kevin Markey, who has been the interim Chief Executive Officer of PNG, will continue with PNG as its Vice President of Sales and Operations.

On December 10, 2008, PNG filed a current report on Form 8-K with regard to the resignation of Mr. Luis J. Leung as a director (the “Leung 8-K”).  In the Leung 8-K, PNG stated that its response was to form a committee of independent directors, consisting of Mr. Kevin Collins, Mr. Corey Davis and Mr. John Levy, who will retain independent counsel to examine the assertions in Mr. Leung's resignation letter and the circumstances surrounding the delivery of his resignation letter and report back to the committee its findings.

The independent committee was formed, consisting of Mr. Collins, Mr. Davis and Mr. Levy.  The committee retained independent counsel who examined the assertions in Mr. Leung’s resignation letter and the circumstances surrounding the delivery of his resignation letter and reported back to the committee its findings.

On February 3, 2009, the Board of Directors had a telephonic meeting, at which time the committee recommended to the Board that, based upon the report of its independent counsel, no further action is required to be taken by PNG or the Board with regard to the assertions in Mr. Leung’s resignation letter regarding the other Board members of PNG or others mentioned in the resignation letter, and the Board of Directors voted unanimously to accept the report and recommendations.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Employment Agreement, dated as of February 1, 2009, with Cem Hacioglu, is listed in the Index to Exhibits and filed herewith.

Amendment No. 4, dated as of January 1, 2009, between the Loan Parties and Fourth Third, is listed in the Index to Exhibits and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 4, 2008

PNG VENTURES, INC.

/s/ Kevin W. Markey
   Kevin W. Markey
  Interim Chief Executive Officer

Index to Exhibits

5.1  Employment Agreement, dated as of February 1, 2009, with Cem Hacioglu, filed herewith.
10.1 Amendment No. 4, dated as of January 1, 2009, between the Loan Parties and Fourth Third, filed herewith.